Exhibit 99.1

NYFIX, INC. ANNOUNCES $75 MILLION PRIVATE EQUITY INVESTMENT FROM WARBURG PINCUS

Lon Gorman Becomes Chairman of the Board and
Howard Edelstein Becomes NYFIX Chief Executive Officer

New York - September 5, 2006 - NYFIX Inc. (Pink Sheets: NYFX), a leader in technology solutions for the financial marketplace, today announced it has entered into a definitive agreement to sell $75 million of convertible preferred stock to Warburg Pincus, a leading global private equity firm. NYFIX intends to use the net proceeds from the investment, after deducting a 6% placement agent fee and other transaction-related expenses, for general corporate purposes and business development activities.

Under terms of the agreement, NYFIX will sell 1.5 million shares of preferred stock; each share of preferred stock is convertible into 10 shares of common stock; the preferred stock is convertible at a rate of $5.00 per common share, which represents a discount of approximately 6.5% to the closing price of NYFIX common stock on September 1, 2006 and a premium of 9.3% to the last 45 trading day average. As part of the agreement, NYFIX is also issuing Warburg Pincus warrants to purchase 2.25 million shares of NYFIX common stock at an exercise price of $7.75. The shares will be issued in a private placement transaction under Regulation D of the Securities Act of 1933.

Lon Gorman was elected Chairman of the Board after Peter Hansen resigned as Chairman. Effective immediately, long-time financial technology executive P. Howard Edelstein becomes NYFIX’s Chief Executive Officer and a member of the NYFIX Board. Current NYFIX Chief Executive Officer Robert Gasser has stepped down from that position and will remain as a Board member and an advisor to the new CEO during a period of transition in leadership, and will thereafter pursue other opportunities.

“The growth opportunities presented by this partnership make this a momentous time in NYFIX’s history and I am excited to be assuming my new role at such a significant juncture,” commented Lon Gorman, newly elected Chairman of the NYFIX, Inc. Board of Directors and former Charles Schwab Vice Chairman. “I would like to thank Bob Gasser for his dedication and focus in successfully making NYFIX, Inc. a desirable, stable platform. He and his team were integral to the execution of this transaction. We wish him great success in all of his future endeavors.”

”When I assumed the role of CEO in November, 2005 I had three primary objectives: 1) stabilize client and partner relationships; 2) position the Company for growth by strengthening its management team and organizational structure; and 3) create a transformational event that would move the Company toward a brighter future,” said Mr. Gasser. “I am gratified that in partnership with the NYFIX management team and our loyal and focused colleagues we have achieved those objectives. In addition, NYFIX is gaining a proven financial technology innovator in Howard Edelstein, who is an ideal choice to lead NYFIX into this new era.”

“With over 450 trading counterparties operating at more than 5,000 customer sites around the globe, NYFIX provides an ideal platform to leverage for future growth,” added Mr. Edelstein. “We appreciate the support that NYFIX customers have provided the Company and we believe that our customers should be extremely pleased with today’s developments. We plan to aggressively reinvest in the NYFIX business and evaluate strategic opportunities on a global basis.”

Mr. Edelstein is a seasoned veteran in the financial services industry and has a keen understanding of financial institutions’ business, communications and technology requirements. Before joining Warburg Pincus this past March as an entrepreneur-in-residence he was President and CEO of Radianz, which was ultimately merged into BT. Previously, he served as president and CEO of Thomson Financial ESG which he founded and later merged with the Depository Trust and Clearing Corp.’s TradeSuite business to create OMGEO, the industry utility for straight-through processing. He also has held senior positions at firms such as Dow Jones Telerate and Knight-Ridder.

In conjunction with the closing of the transaction, which is expected within 45 days, Cary Davis, a Warburg Pincus Managing Director, and William H. Janeway, Vice Chairman at Warburg Pincus, will join the NYFIX Board of Directors.

Commenting on the investment, Mr. Davis said: “NYFIX is well-positioned to capitalize on the changes occurring in the financial markets, and will benefit as the trend towards electronic trading continues. Warburg Pincus is pleased to add NYFIX to its growing financial technology portfolio, which already includes companies such as TradeCard, Wall Street Systems and Yodlee.”

Closing of the transaction is subject to certain conditions including: (1) lapse of the waiting period or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and under Rule 1017 of the National Association of Securities Dealers; (2) appointment of Mr. Janeway and Mr. Davis as Directors; (3) no developments in the business of the Company or any of its subsidiaries which would be reasonably likely to have a material adverse effect; and (4) continued accuracy of representations and warranties and absence of any effective injunction or court order prohibiting the closing.

About NYFIX, Inc.

NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, trade automation and communication technologies and through its registered broker-dealer subsidiaries, execution services. Our NYFIX Network is one of the industry's largest networks, connecting broker-dealers, institutions and exchanges. We maintain our principal office on Wall Street in New York City, with other offices in Stamford, CT, London's Financial District, Chicago and San Francisco. We operate redundant data centers in the metropolitan New York City area, with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

About Warburg Pincus

Warburg Pincus has been a leading private equity investor since 1971. Throughout its 40-year history in private equity, Warburg Pincus has invested at all stages of a company's life cycle, from founding start-ups and providing growth capital to leading restructurings, recapitalizations and buy-outs. The firm currently has approximately $10 billion under management and invests in a range of sectors including financial services, technology, media, telecommunications, healthcare, LBOs and special situations, energy and real estate. Warburg Pincus has raised 11 private equity investment funds which have invested more than $23 billion in approximately 525 companies in 30 countries. Currently the firm is investing from an $8 billion fund which closed in August 2005. An experienced partner to entrepreneurs seeking to create and build durable companies with sustainable value, Warburg Pincus has offices in North America, Europe and Asia and an active portfolio of more than 100 companies. For more information, please visit www.warburgpincus.com.

CONTACT:

For NYFIX: Investors : Don Duffy or Brian Prenoveau, of Integrated Corporate Relations; +1-203-682-8200, investors@nyfix.com; Media - Matt Zachowski, Intermarket Communications; +1-212-754-5452; matt@intermarket.com.

For Warburg Pincus: Chuck Dohrenwend of The Abernathy MacGregor Group; +1-212-371-5999, cod@abmac.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products, adjustments to consideration received for the sale of NYFIX Overseas, additional consideration received for the sale of NYFIX Overseas and indemnification obligations associated with the sale of NYFIX Overseas. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

SOURCE: NYFIX, Inc.